Zion Oil & Gas Newsletter
Friday, August 12, 2011

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Dear Shareholder and/or Friend of Zion...

If you took part in our recent rights offering and you hold your Zion stock in a brokerage account, then you should receive both your stock and your warrants in your brokerage account on Tuesday, August 16, 2011. However, if you hold your stock in certificated form, then your new stock certificate and your new warrants certificate will be mailed to you on August 16, 2011, so you should receive them shortly after that date.

Zion's stock trades under the trading symbol ZN and the new $3.50 warrants will trade under the symbol ZNWAL. The new $3.50 warrants (ZNWAL) will commence trading (on the NASDAQ Global Market) on Tuesday, August 16, 2011 and will be exercisable through August 15, 2012.

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This past week, similar to early 2009, we received a number of telephone calls and emails, with many callers  asking the same question:

"I have been watching the fluctuations in the U.S. stock market and the movements in Zion's stock price. Please explain what is going on?"

We can't and don't comment on stock prices because... we really don't know any more than you.

However, it is clear that the past week in the U.S. stock market has been 'historic'. The gauges that measure stock price volatility jumped to highs that have only been seen 5 times in the last 18 years:

(i) in September 1998 when Russia defaulted on its debt,

(ii) in October 1998 when Long-Term Capital Management collapsed

(iii) in August 2002 when WorldCom collapsed

(iv) in September 2008 when Lehman Bros. collapsed

(v) in May 2010 when there was a stock market “flash crash” caused by automatic computer trading.

I'll note that the U.S. stock market recovered from every one of those (short-term) problems.

Zion stock is traded on the NASDAQ which is a public market, so any member of the public or investment company can buy or sell stock, just as they wish.

We have no control over the Zion stock price in the public market; the stock price just reflects the actions of those trading that day.

However, we can assure you of two things:

(1) we do not believe that the purchases and sales are due to the result of any material information that we have not made  publicly available.

(2) we are working towards long-term shareholder value and in the long-term, we believe, short-term fluctuations are irrelevant.

To quote Benjamin Graham (the major influence on Warren Buffet's investing style): "The stock owner should not be too concerned with erratic fluctuations in stock prices, since in the short term, the stock market behaves like a voting machine, but in the long term it acts like a weighing machine."

Meaning that true value will in the long run be reflected in stock prices.

I believe that we will ultimately surmount all problems, because we are applying a solid professional approach to our work and because we have deep and enduring faith in our work.

Jeremiah (32:17) understood much when he said: "Lord G-d... you have made the heaven and the earth by your great power and stretched out arm, and there is nothing too hard for you."

At Zion, during every working day, we focus on the assets that we have, that should allow us to move our exploration plans forward, such as:

(a)
Our 3 onshore Licenses in Northern Israel - we have ~218,000 acres of petroleum exploration area available to us. We have also applied for a further license and two further permits (these total ~312,000 acres of petroleum exploration area). If our applications are all granted (of which no assurance can be provided), we could have ~530,000 acres of petroleum exploration area under our control.

(b)
Our Management and Staff - we have a high-quality team that we continue to refine and develop. For example, later this month, geologists in our exploration team will be attending an Advanced Mapping course in Houston. This should enable them to improve their geological work using the latest techniques available on our computer software.

(c)	Board Member Expertise - we can draw on the huge experience that our Board has, both in the Oil & Gas industry and general business expertise.

(d)
Financial Assets - our most recent quarterly accounts (filed on August 9, 2011) noted that: "Following the completion of our Fifth Rights Offering in July 2011, our available cash resources were, as of August 1, 2011, approximately $29,260,000." So, we have the financial resources to allow us to move our exploration plans forward, significantly.

(e)
Loyal stockholders - we never forget that it is our individual stockholders who have supported Zion, financially, over the years. We work for you and should ensure that all our efforts are targeted towards our mission: to find oil & gas in Israel.  This past week, John Brown received the following email: "I am a new investor to Zion Oil, and just purchased rights to my 200 shares. I am not a wealthy woman and my husband and I just both recently lost our jobs.  I asked G-d to lead me with this rights offering and I felt the assurance to go forward with it.  So I am trusting you and your staff surrounding you, with what little I have; and you are trusting G-d!  I love that!" All of Zion's stockholders are trusting us to 'do the right thing' and we will do all we can to meet and repay the trust shown in us.

In my previous update, I detailed various tasks that we continue to work on. As we now have certainty of our cash resources, we are able, in a calm manner (unlike the financial markets), to develop our future work program and decide exactly how we will move forward.

For example, we believe that establishing Zion Drilling, Inc. as a subsidiary of Zion Oil & Gas, Inc. is an important priority and, to date, have had discussions with three separate full service drilling companies. While we cannot be certain that we will reach an acceptable deal with one of these companies, we feel very good about the progress that has been made to date.

In my mind, one thing is certain, we will move forward and we will use all our resources to the maximum extent possible.

I remain optimistic about the possibility of recovering hydrocarbons on our license and permit areas, onshore Israel, especially due to the U.S. Geological Survey (USGS) report, published in April 2010, containing their assessment that there may be 1.7 billion barrels of recoverable oil and 122 trillion cubic feet of recoverable gas in the Levant Basin, as all of Zion's exploration rights fall within the area of the Levant Basin.

Finally, I'll mention that, next month, Zion will be presenting at the Rodman & Renshaw Annual Global Investment Conference in New York. We have been asked to present in the Energy Track, so it seems that Wall Street is beginning to get the message that Zion Oil & Gas is worth their valuable time and 'energy'...

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel.

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, the formation of a drilling subsidiary and the negotiation and execution of agreements related thereto, the ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information:

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More information about Zion is available at www.zionoil.com or by contacting Mike Williams (dallas@zionoil.com)at:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300,
Dallas, TX 75231.

Tel: 1-214-221-4610 or 1-888-891-9466